Exhibit 99.1

February 17, 2026

Simmons First National Corporation Announces Common Stock Repurchase Program

Board of Directors authorizes new $175 million stock repurchase program

PINE BLUFF, Ark. – Simmons First National Corporation (NASDAQ: SFNC) (Simmons or Company) today announced that its Board of Directors authorized a new stock repurchase program (New Program) under which the Company may repurchase up to $175 million of its Class A common stock currently issued and outstanding. The New Program replaces the stock repurchase program that was originally authorized in January 2024 and that terminated on January 31, 2026.

Under the New Program, the Company may repurchase shares of its common stock through open market and privately negotiated transactions, including, but not limited to, utilizing Rule 10b5-1 programs, or otherwise. The timing, pricing, and amount of any repurchases under the New Program will be determined by the Company’s management at its discretion based on a variety of factors, including, but not limited to, trading volume and market price of the Company’s common stock, corporate considerations, the Company’s working capital and investment requirements, general market and economic conditions, and legal requirements. The New Program does not obligate the Company to repurchase any common stock and may be modified, discontinued, or suspended at any time without prior notice. The Company anticipates funding for the New Program to come from available sources of liquidity, including cash on hand and future cash flow. The New Program will terminate on January 31, 2028 (unless terminated sooner).

Simmons First National Corporation

Simmons First National Corporation (NASDAQ: SFNC) is a Mid-South based financial holding company that has paid cash dividends to its shareholders for 116 consecutive years. Its principal subsidiary, Simmons Bank, operates more than 220 branches in Arkansas, Kansas, Missouri, Oklahoma, Tennessee and Texas. Founded in 1903, Simmons Bank offers comprehensive financial solutions delivered with a client-centric approach. Recently, Simmons Bank was recognized by Newsweek as one of America’s Best Regional Banks and Credit Unions 2026 and by Forbes as one of America’s Best-In-State Companies 2026. In 2025, Simmons Bank was recognized by Newsweek as one of America’s Greatest Workplaces 2025 in Arkansas and one of America’s Best Regional Banks 2025, and by U.S. News & World Report as one of the 2024-2025 Best Companies to Work For in the South. Additional information about Simmons Bank can be found on our website at simmonsbank.com, by following @Simmons_Bank on X or by visiting our newsroom.

Forward-Looking Statements

Some of the statements in this news release may not be based on historical facts and should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by reference to future periods or by the use of forward-looking terminology, such as “believe,” “budget,” “expect,” “foresee,” “anticipate,” “intend,” “indicate,” “target,” “estimate,” “plan,” “project,” “continue,” “contemplate,” “positions,” “prospects,” “predict,” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could,” “might” or “may,” or by variations of such words or by similar expressions. These forward-looking statements include, without limitation, statements relating to Simmons’ future growth, profitability, and stock repurchase program. Any forward-looking statement speaks only as of the date of this news release, and Simmons undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date of this news release. By nature, forward-looking statements are based on various assumptions and involve inherent risk and uncertainties. Various factors, including, but not limited to, changes in economic conditions, credit quality, interest rates, loan demand, deposit flows, the assumptions used in making the forward-looking statements, the securities markets generally and the price of Simmons common stock specifically, could cause actual results to differ materially from those contemplated by the forward-looking statements. Additional factors are included in Simmons First National Corporation’s Forms 10-K for the year ended December 31, 2024, and 10-Q for the quarter ended September 30, 2025, which have been filed with, and are available from, the U.S. Securities and Exchange Commission.

Investor and Media Contact

Ed Bilek

EVP, Director of Investor and Media Relations

ed.bilek@simmonsbank.com

501.263.7483 (office)

205.612.3378 (cell)